Exhibit 10.14

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, the “Guaranty”), made as of May 15, 2013 (the “Effective Date”), by PFS FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Guarantor”), in favor of WELLS FARGO BANK, N. A. (the “Lender”).

RECITALS

WHEREAS, pursuant to that certain Tax Lien Loan and Security Agreement (the “Loan Agreement”), dated as of even date herewith, among the Lender, the Guarantor, in its capacity as Borrower Representative, PFS Financial 1, LLC, a Delaware limited liability company, as a Borrower, and the other Borrowers from time to time party thereto (collectively with PFS Financial 1, LLC, the “Borrowers”), the Lender has agreed from time to time to make advances to the Borrowers secured by the Borrowers’ pledge of certain Eligible Tax Liens (each such advance shall be referred to herein as a “Loan”);

WHEREAS, the Guarantor is, and will be, the sole member of each of the Borrowers and will receive substantial benefits directly and indirectly from the Borrowers’ receipt of the Loans;

WHEREAS, the Guarantor has agreed to pledge all of its right, title and interest in and to the limited liability company membership interests of each of the Borrowers (the “Pledged Membership Interest”) to the Lender upon and subject to the terms and conditions thereof as collateral security for the full and prompt payment of the Guarantor Obligations in accordance with the Loan Agreement; and

WHEREAS, it is a condition precedent, among others, to the effectiveness of the Loan Agreement that the Guarantor shall have provided this Guaranty in favor of the Lender.

NOW, THEREFORE, in consideration of the foregoing and to induce the Lender to enter into the Loan Agreement and to make available Loans thereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Loan Agreement.

2. Guaranty.

(a) The Guarantor hereby unconditionally and irrevocably guarantees to the Lender the prompt and complete payment by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of (i) all Obligations, (ii) all other obligations or indebtedness of the Borrowers to the Lender under the Transaction Documents and (iii) all obligations of the Guarantor hereunder (clauses (i)-(iii), collectively, the “Guarantor Obligations”).

(b) The Guarantor shall pay all or any part of the Guarantor Obligations then due promptly following written demand therefor (and in any event within two (2) Business Days of such demand) by the Lender to the Guarantor upon the occurrence of any Event of Default (as defined in the Loan Agreement).

(c) The Guarantor further agrees to promptly pay upon written demand therefor (and in any event within five (5) Business Days of such demand) any and all reasonable and documented expenses (including, without limitation, all fees and disbursements of counsel to the Lender) which are paid or incurred by the Lender in enforcing, or obtaining advice of counsel in respect of enforcing or collecting, any or all of the Guarantor Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty, in each case following written demand by the Lender to the Guarantor for payment of the Guarantor Obligations upon the occurrence of and during the continuance of an Event of Default under the Loan Agreement. This Guaranty shall remain in full force and effect until the Guarantor Obligations are paid in full, notwithstanding that from time to time prior thereto the Borrowers may be free from any Guarantor Obligations.

(d) No payment or payments made by the Borrowers, any other guarantor under the Transaction Documents or any other Person or received or collected by the Lender from the Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guarantor Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder for any Guarantor Obligations remaining upon application of such payment or payments, and the Guarantor shall, notwithstanding any such payment or payments, remain liable for payment of the remaining Guarantor Obligations until such Guarantor Obligations are paid in full.

(e) The Guarantor agrees that whenever, at any time, or from time to time, the Guarantor shall make any payment to the Lender on account of the Guarantor’s liability hereunder, the Guarantor will notify the Lender in writing that such payment is made under this Guaranty for such purpose.

(f) Any payment made by the Guarantor hereunder in respect of the Guarantor Obligations shall be applied by the Lender solely to the Guarantor Obligations.

3. Pledge.

(a) The Guarantor does hereby pledge and grant a security interest in the Pledged Membership Interest to the Lender, together with any and all other securities, cash or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Membership Interest, and together with the proceeds thereof (hereinafter said property being collectively referred to as the “Collateral”), as security for the payment when due of the Guarantor Obligations.

(b) The Guarantor hereby represents and warrants to the Lender that (i) the Pledged Membership Interest represents all of the issued and outstanding limited liability company membership interest in each of the Borrowers, (ii) it has the limited liability company authority to pledge the Collateral to the Lender in the manner and subject to the terms and conditions set forth herein, free and clear of any and all Liens, (iii) it has good title to pledge the Collateral to the Lender in the manner and subject to the terms and conditions set forth herein and (iv) there are no interest liens or pledges of the Collateral that are senior to the pledge to Lender under this Guaranty.

(c) The Guarantor further covenants to the Lender that it will cause any additional securities or other property issued to or received in respect of or in exchange for any of the Collateral and any additional membership interest in any Borrower hereafter issued to the Guarantor, whether for value paid by the Guarantor or otherwise, to be deposited forthwith with the Lender and be pledged hereunder, in each case accompanied by such instruments of assignment duly executed in blank by the Guarantor as may be required by the Lender. Any such pledged membership interest, property or shares shall upon such pledge be included in the definition of “Collateral”. The Guarantor covenants to not cause any additional membership interests in any Borrower to be issued.

(d) If the Guarantor shall fail to pay any Guarantor Obligations to the Lender as and when required by this Guaranty, such failure shall constitute a default under this Guaranty. The Lender hereby acknowledges and agrees that, notwithstanding any term or provision herein or in any other Transaction Document, any Requirement of Law or otherwise, the Lender shall not sell, assign, transfer or otherwise dispose of or realize upon the Pledged Membership Interest unless and until an Event of Default has occurred under the Loan Agreement, and the Guarantor has failed to pay the outstanding Guarantor Obligations in accordance with Section 2(b).

(e) Guarantor hereby subordinates all of its right, title and interest in and to the Collateral to the Lender until such Collateral is released in accordance with the terms of this Guaranty.

(f) The Guarantor (upon written instruction from the Lender) will, from time to time, authorize, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be deemed necessary by the Lender to grant, maintain, preserve and perfect the interests of the Lender in and to the Collateral and carry out more effectively the purposes hereof. The Guarantor hereby irrevocably authorizes the Lender to file financing statements (including amendments and continuations thereto) that indicate the Collateral as “all assets of the debtor” or words of similar effect.

(g) In connection with any Borrower becoming party to the Loan Agreement after the date hereof pursuant to a Joinder Agreement, the Guarantor shall authorize, execute and deliver all such supplements, confirmations and amendments hereto, and will take such other actions as may be deemed necessary by the Lender to grant, maintain, preserve and perfect the interests of the Lender in and to the Pledged Membership Inerest related to such Borrower and the Collateral and to carry out more effectively the purposes hereof.

(h) The Lender agrees that it will not transfer any Pledged Membership Interest if the effect of such transfer would, to its knowledge, (i) result in the aggregate number of “beneficial owners” (as defined in Section 3 of the Investment Company Act) of all of the outstanding securities of any Borrower or the Borrower Representative to exceed 80 or (ii) cause any of the Borrowers or the Borrower Representative to be deemed an “investment company”, as defined in the Investment Company Act, that is not exempt from the provisions thereof. Any purported transfer or other disposition of any Pledged Membership Interest in violation of the foregoing restrictions will be void and of no effect. The Lender hereby certifies that it represents one “beneficial owner” as defined in Section 3(c)(1) of the Investment Company Act.

4. Right of Set-off. In addition to any rights now or hereafter granted under the Transaction Documents, Requirements of Law or otherwise, Guarantor hereby grants to Lender and each Indemnified Person, to secure repayment of the Guarantor Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of Guarantor and any proceeds from the foregoing, now or hereafter held or received by Lender, any Affiliate of Lender or any Indemnified Person, for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Guarantor at any time existing, and any obligation owed by Lender or any Affiliate of Lender to Guarantor and to set–off against any Guarantor Obligations or indebtedness owed by Guarantor and any indebtedness owed by Lender or any Affiliate of Lender to Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Transaction Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Lender, any Affiliate of Lender or any Indemnified Person to or for the credit of any Guarantor, without prejudice to Lender’s right to recover any deficiency. Each of Lender, each Affiliate of Lender and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Guarantor to Lender or any Indemnified Person under the the Guarantor Obligations or upon the occurrence of an Event of Default, without notice to Guarantor, any such notice being expressly waived by Guarantor to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Lender or any Indemnified Person by Guarantor under the Guarantor Obligations, irrespective of whether Lender, any Affiliate of Lender or any Indemnified Person shall have made any demand under the Transaction Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Lender’s rights to recover a deficiency. ANY AND ALL RIGHTS TO REQUIRE LENDER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE TAX LIENS OR OTHER INDEMNIFIED PERSONS UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY GUARANTOR.

Lender or any Indemnified Person shall promptly notify Guarantor after any such set–off and application made by Lender or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Lender may in a commercially reasonable manner acting in good faith estimate that obligation and set-off in respect of the estimate, subject to the Lender accounting to the Guarantor when the amount of the obligation is ascertained. This Section 4 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Person is at any time otherwise entitled.

5. Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Lender pursuant to Section 4 hereof, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against any Borrower or any other guarantor or any collateral security or guarantee or right of offset held by the Lender for the payment of the Guarantor Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender by any Borrower on account of the Guarantor Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amounts shall be held by the Guarantor in trust for the Lender, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Lender in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Lender, if required), to be applied against the Guarantor Obligations in such order as the Lender may determine.

6. Amendments, Etc. with Respect to the Guarantor Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Guarantor Obligations made by the Lender may be rescinded by the Lender, and any of the Guarantor Obligations continued, and the Guarantor Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Loan Agreement, and the other Transaction Documents and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time, held by the Lender for the payment of the Guarantor Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guarantor Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on any Borrower and any failure by the Lender to make any such demand or to collect any payments from any Borrower or any release of any Borrower shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings and any written notification transmitted by the Lender to the Guarantor for the Guarantor to pay the outstanding Guarantor Obligations hereunder.

7. Guaranty Absolute and Unconditional.

(a) The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Obligations and notice of or, proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty; the Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Guaranty; and all dealings between any Borrower or the Guarantor, on the one hand, and the Lender, on the other, shall, likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or the Guaranty with respect to the Guarantor Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Loan Agreement, the other Transaction Documents, any of the Guarantor Obligations, or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (ii) any defense, set-off or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by any Borrower against the Lender, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Guarantor Obligations, or the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Lender may, but shall be under no obligation, to pursue such rights and remedies that they may have against any Borrower or any other Person or against any collateral security or guarantee for the Guarantor Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Lender, and successors, endorsees, transferees and assigns, until all the Guarantor Obligations shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Loan Agreement the Borrowers may be free from any Guarantor Obligations.

(b) Without limiting the generality of the foregoing, the Guarantor hereby agrees, acknowledges, covenants, and represents and warrants to the Lender as follows:

(i) The Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Lender any claim or defense based upon, an election of remedies by the Lender which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes such Guarantor’s subrogation rights, rights to proceed against any Borrower or any other guarantor for reimbursement or contribution, and/or any other rights of the Guarantor to proceed against any Borrower, against any other guarantor, or against any other person or security;

(ii) The Guarantor hereby represents and warrants to the Lender that the Guarantor is presently informed of the financial condition of the Borrowers and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantor Obligations. The Guarantor hereby covenants that it will continue to keep itself informed of the Borrowers’ financial condition and that it will continue to rely upon sources other than the Lender for such financial information and will not rely upon the Lender for any such information. Absent a written request for such information by the Guarantor to the Lender, the Guarantor hereby waives its right, if any, to require the Lender to disclose to the Guarantor any information which the Lender may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor; and

(iii) The Guarantor hereby represents and warrants to the Lender that the Guarantor has independently reviewed the Loan Agreement and the other Transaction Documents and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to the Lender, the Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Borrowers or any other guarantor to the Lender, now or at any time and from time to time in the future.

8. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guarantor Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

9. Payments. The Guarantor hereby agrees that any payment of the Guarantor Obligations made by it hereunder will be made to the Lender without set-off or counterclaim in U.S. Dollars.

10. Representations and Warranties. The Guarantor hereby represents and warrants to the Lender that:

(a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b) it has the power and authority and the legal right to own its property and to conduct the business in which it is currently engaged, except where any failure to do so would not have a Material Adverse Effect;

(c) it has the limited liability company power and authority and the legal right to execute and deliver, and to perform its obligations under this Guaranty, and has taken all necessary limited liability company action to authorize its execution, delivery and performance of this Guaranty;

(d) this Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability, may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general, principles of equity (whether enforcement is sought in proceedings in equity or at law);

(e) the execution, delivery and performance by the Guarantor of this Guaranty will not violate any provision of the charter, by-laws or other organizational documents of the Guarantor, or any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon the Guarantor or any of its property or to which the Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by the Guarantor or of any agreement, instrument or other undertaking to which the Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor (other than this Guaranty), except in each case in this subsection (e) where the occurrence of any of the foregoing would not have a Material Adverse Effect;

(f) no consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required to be obtained by the Guarantor in connection with the execution, delivery, performance, validity or enforceability of this Guaranty, except for such as has been obtained and any consent, authorization, filing, notice or other act which if not obtained, made or taken would not have a Material Adverse Effect; and

(g) Guarantor is not a securities intermediary, broker or commodity intermediary.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the Funding Date of each Loan under the Loan Agreement and at all times Tax Liens are subject to a Loan.

11. Covenants.

(a) The Guarantor covenants and agrees that the Guarantor will not change its legal name or jurisdiction of organization without having provided to the Lender prior written notice of any such change.

(b) The Guarantor covenants and agrees that it will promptly give to the Lender notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened in writing or pending) or other legal or arbitrable proceedings against the Guarantor or affecting any of its properties before any Governmental Authority (i) that questions or challenges the validity or enforceability of this Guaranty, or (ii) which, individually or in the aggregate, if adversely determined, would have a Material Adverse Effect.

(c) The Guarantor covenants and agrees that it will not amend any Borrower’s Governing Documents in any material respect without the prior written consent of the Lender.

(d) The Guarantor shall at all times comply with the Special Purpose Entity Covenants.

(e) To the extent the Guarantor receives any Collections, the Guarantor shall cause such Collections to be deposited into the Collection Account within three (3) Business Days.

12. Membership Interest Certificate. The Guarantor shall deliver to the Lender, or its custodian, each Borrower’s membership interest certificate and an executed blank endorsement of such membership interest certificate.

13. Event of Default; Remedies.

(a) Any failure by the Guarantor to observe or perform in any material respect any covenant of the Guarantor under this Guaranty, or any breach by the Guarantor of any representation and warranty of the Guarantor exists under this Guaranty which continues unremedied for five (5) Business Days after the earlier of receipt by the Guarantor of notice of such failure or such breach (as applicable) from the Lender or knowledge of such failure or breach by the Guarantor, shall constitute a “Guaranty Default”.

(b) Upon the occurrence of a Guaranty Default, the Lender shall be entitled to enforce its rights and remedies against the Guarantor and the Pledged Membership Interest as provided in this Guaranty.

14. Severability. Any provision of this Guaranty which is, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

16. No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to paragraph 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

17. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Lender, provided that any provision of this Guaranty may be waived by the Lender in a letter or agreement executed by the Lender and delivered either by facsimile or electronic transmission from the Lender. This Guaranty shall be binding, upon the successors and assigns of the Guarantor and shall inure to the benefit of the Lender and its respective successors and assigns.

18. Notices. Notices to any of the parties hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, addressed as follows:

If to Guarantor:

PFS Finance Holdings, LLC

7990 IH-10 West

Suite 200

San Antonio, TX 78230

Attention: Fernando Peralta

If to Lender:

Wells Fargo Bank, N. A.

c/o Wells Fargo Securities LLC

375 Park Avenue

New York, New York 10152

Attention: Darren Esser, John Rhee and Jin Fu

Any of the foregoing communications shall be effective when delivered or upon the first attempted delivery on a Business Day.

19. Jurisdiction.

(a) THIS GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING HEREUNDER OR RELATED TO OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD FOR CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS IN ANY ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS.

20. Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Lender or the Guarantor relative to the subject matter hereof not reflected herein.

21. Acknowledgments. The Guarantor hereby acknowledges that:

(a) The Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty; and

(b) the execution of this Guaranty does not create a fiduciary relationship between the Guarantor and the Lender, and (i) the relationship between the Lender and the Guarantor is solely that of surety and creditor and (ii) no joint venture exists between the Lender and the Guarantor or among the Lender, the Borrowers and the Guarantor.

22. Reserved.

23. Tax Indemnification and Withholding Taxes.

(a) All payments made by the Guarantor to the Lender under this Guaranty will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Guarantor shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to the Lender will be increased (such increase, the “Additional Amount”) such that every net payment made under this Guaranty after deduction or withholding for or on account of any Taxes (including any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to (i) Taxes related to the net income, franchise taxes or branch profits taxes imposed on the Lender with respect to payments required to be made by the Guarantor under this Guaranty, by a taxing jurisdiction in which the Lender is organized, has a lending office, or is paying taxes as of the Closing Date (ii) any Taxes attributable to the Lender’s failure to comply with

Section 23(d) (to the extent and as expressly provided in Section 23(d)) or (iii) any U.S. federal withholding Taxes imposed under FATCA. If the Lender pays any Taxes in respect of which the Guarantor is obligated to pay Additional Amounts under this Section 23, on the Payment Date in the calendar month following the calendar month during which the Lender demands payment, the Guarantor shall reimburse the Lender in full.

(b) The Guarantor will indemnify the Lender for the full amount of Taxes in respect of which the Guarantor is required to pay Additional Amounts (including any Taxes imposed by any jurisdiction on such Additional Amounts) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that the Lender shall have provided the Guarantor with evidence, reasonably satisfactory to the Guarantor of payment of such Taxes. This indemnification shall be made on the Payment Date in the calendar month following the calendar month during which the Lender makes written demand therefor.

(c) Within thirty (30) days after the date of any payment by the Guarantor of any Taxes pursuant to this Section 23, the Guarantor will furnish to the Lender appropriate evidence of payment thereof.

(d) Any Lender (or participant as contemplated by Section 9.1 of the Loan Agreement) that is either (i) not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) not otherwise treated as a “United States person” under the Code (a “Foreign Lender”) shall provide the Guarantor with original properly completed and duly executed United States Internal Revenue Service (“IRS”) Forms W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Person is either (1) entitled to benefits under an income tax treaty to which the United States is a party which eliminates or (2) otherwise fully exempt from United States withholding tax under sections 1441 through 1442 of the Code on payments to it or certifying that the income receivable pursuant to this Guaranty is effectively connected with the conduct of a trade or business in the United States in either case, on or prior to the date upon which each such Foreign Lender becomes a Lender or participant hereunder. Each Foreign Lender will resubmit the appropriate form eliminating withholding tax on payments to it on the earliest of (A) the third anniversary of the prior submission, or (B) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Person as defined in Treas. Reg. Section 1.1441-1(e)(4)(ii)(D). If a payment made to a Foreign Lender under this Guaranty would be subject to United States federal withholding tax imposed by FATCA if such Foreign Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Foreign Lender shall deliver to the Guarantor at the time or times prescribed by law and at such time or times reasonably requested by the Guarantor such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Guarantor as may be necessary for the Guarantor to comply with its obligations under FATCA and or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 23(d), “FATCA” shall include any amendments made to FATCA after the date of this Guaranty. For any period with respect to which the Foreign Lender has failed to provide the Guarantor with the appropriate form or other relevant document (x) as expressly required under this Section 23(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided under the first sentence of this Section 23(d) or except to the extent that, pursuant to this Section 23, amounts payable with respect to such taxes were payable to such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto or such Foreign Lender becomes a Lender or participant after and during the continuation of an Event of Default) or (y) otherwise as required to establish exemption from United States withholding under FACTA, such Person shall not be entitled to “gross-up” of Taxes under Section 23(a) or indemnification under Section 23(b) with respect to Taxes imposed by the United States which are imposed because of such failure; provided, however, that should Foreign Lender, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Guarantor shall, at no cost or expense to the Guarantor, take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender to recover such Taxes. Each Lender or participant that is a “United States person” within the meaning of the Code shall deliver to the Guarantor a duly executed original of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Guarantor as will enable the Guarantor to determine whether or not such Lender or participant is subject to backup withholding or information reporting requirements. Unless the Guarantor have received such forms or other documents or information as required by this Section 23(d) to establish such Lender’s or participant’s exception from backup withholding tax, the Guarantor shall not be required to pay additional sums or indemnify such Lender or participant for any amount withheld. Within thirty (30) days of the written request of the Guarantor therefor, the Lender shall execute and deliver to the Guarantor such other certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Guarantor in applying for refunds of Taxes remitted hereunder; provided, however, that (i) the Lender shall not be required to deliver such certificates, forms or other documents if in its sole discretion it determines that the deliverance of such certificate, form or other document would have a material adverse effect on the Lender and (ii) the Guarantor shall reimburse the Lender for any reasonable and documented expenses incurred in the delivery of such certificate, form or other document.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

PFS FINANCE HOLDINGS, LLC

By:	/s/ Paul Grinberg
Name:	Paul Grinberg
Title:	Treasurer

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, N. A.

By:	/s/ John Rhea
Name:	John Rhea
Title:	Director

Propel—Guaranty and Security Agreement